Exhibit 23.2

John T. Boyd Company Mining and Geological Consultants

Chairman		March 14, 2019
James W. Boyd		File: 3084.018

President and CEO
John T. Boyd II		Cloud Peak Energy Inc.
505 South Gillette Avenue
Managing Director and COO		Gillette, WY 82716-4203
Ronald L. Lewis
	Attention:	Mr. Mark Arambel
Vice Presidents		Manager Geology
Robert J. Farmer
John L. Weiss	Subject:	Consent of John T. Boyd Company
Michael F. Wick
William P. Wolf		Dear Sirs:

Managing Director - Australia

We hereby consent to the use by Cloud Peak Energy Inc. (the “Company”) in connection with its annual report on Form 10-K for the year ended December 31, 2018 (“Form 10-K”), and any amendments thereto, and to the incorporation by reference in the Company’s registration statement on Form S-3 (No. 333-214869) and in the Company’s registration statements on Form S-8 (Nos. 333-224818, 333-217877, 333-211350, 333-175312, 333-175311 and 333-163295), of information contained in our report dated January 21, 2019, addressed to the Company, relating to certain coal reserves and resources information for the Company’s Powder River Basin properties including setting forth the estimates of the Company’s coal reserves in the Form 10-K. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

Ian L. Alexander

Managing Director - China
Jisheng (Jason) Han

Managing Director — South America
Carlos F. Barrera

Managing Director — Metals
Gregory B. Sparks

Assistant to the President
Mark P. Davic		Respectfully submitted,

Pittsburgh		JOHN T. BOYD COMPANY
4000 Town Center Boulevard, Suite 300		By:
Canonsburg, PA 15317
(724) 873-4400		/s/ Ronald L. Lewis
(724) 873-4401 Fax		Ronald L. Lewis
jtboydp@jtboyd.com		Managing Director and COO

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854 jtboydcn@jtboyd.com

Bogota
+57-3115382113 jtboydcol@jtboyd.com

www.jtboyd.com